Exhibit 5.16

CONSENT OF CID GONÇALVES MONTEIRO FILHO

The undersigned hereby consents to the reference to his name, where used or incorporated by reference in the Registration Statement on Form F-10 of Ero Copper Corp., including in the Annual Information Form filed as an exhibit thereto, being filed with the United States Securities and Exchange Commission, and any amendments thereto.

Yours truly,

/s/ Cid Gonçalves Monteiro Filho
Cid Gonçalves Monteiro Filho
SME RM (04317974), MAIG (No. 8444),
MAusIMM (No. 3219148)

Dated: August 18, 2023